EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Brian C. Faith, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Amendment No. 1 on Form 10-K/A for QuickLogic Corporation for the fiscal year ended December 30, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents in all material respects the financial condition and results of operations of QuickLogic Corporation.

By:	/s/ Brian C. Faith
Date:	March 19, 2019
Name:	Brian C. Faith
Title:	President and Chief Executive Officer

I, Suping (Sue) Cheung, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Amendment No. 1 on Form 10-K/A for QuickLogic Corporation for the fiscal year ended December 30, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents in all material respects the financial condition and results of operations of QuickLogic Corporation.

By:	/s/ Suping (Sue) Cheung
Date:	March 19, 2019
Name:	Suping (Sue) Cheung
Title:	Vice President, Finance and Chief Financial Officer